                                3,500,000 Shares

                     INFORMATION MANAGEMENT RESOURCES, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                                __________, 1996

MONTGOMERY SECURITIES
ALEX. BROWN & SONS, INC.
  As Representatives of the several Underwriters
c/o MONTGOMERY SECURITIES
600 Montgomery Street
San Francisco, California  94111

Dear Sirs:


                  SECTION 1. Introduction. Information Management Resources,
                             ------------
Inc., a Florida corporation (the "Company), proposes to issue and sell 2,950,000 shares of its authorized but unissued Common Stock, $.10 par value per share (the "Common Stock"), and certain shareholders of the Company named in Schedule B annexed hereto (the "Selling Shareholders") propose to sell an aggregate of 550,000 shares of the Company's issued and outstanding Common Stock to the several underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as Representatives. Said aggregate of 3,500,000 shares are herein called the "Firm Common Shares." In addition, the Company and Satish
K. Sanan (the "Principal Shareholder") propose to grant to the Underwriters an option to purchase up to 525,000 additional shares of Common Stock (the "Optional Common Shares"), as provided in Section 5 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

                  You have advised the Company and the Selling Shareholders that the Underwriters propose to make a public offering of their respective portions of the Common Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in your judgment is advisable.

                  The Company and each of the Selling Shareholders hereby confirm their respective agreements with respect to the purchase of the Common Shares by the Underwriters as follows:


                  SECTION 2. Representations and Warranties of the Company and
                             -------------------------------------------------
the Principal Shareholder. The Company and the Principal Shareholder represent
-------------------------
and warrant to the several Underwriters that:

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                  (a) A registration statement on Form S-1 (File No. 333-12037)
         with respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to you two signed copies of such registration statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for each of the Underwriters. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulation. As filed, the final prospectus shall include all Rule 430A Information and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company shall have previously advised you in writing would be included or made therein.

         The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include (i) all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations and (ii) any registration statement filed pursuant to 462(b) of the Rules and Regulations relating to the Common Shares. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean (i) the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or (ii) if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective together with the Preliminary Prospectus included in the Registration Statement at the time it becomes effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.


                  (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration

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         Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof.

                  (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Information Management Resources (India) Limited, a limited company organized under the laws of India ("IMR-India"), and Information Management Resources (U.K.) Limited, a company organized under the laws of the United Kingdom ("IMR- UK" and, together with IMR-India, the "IMR Affiliates"). The Company and each of the IMR Affiliates have been duly incorporated and are validly existing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own and lease their properties and conduct their respective businesses as described in the Prospectus. As of the date hereof, the Company beneficially owns ________ shares of [name of capital stock] (representing approximately 42.9% of the outstanding equity of IMR-India), and the Principal Shareholder beneficially owns ________ shares of [name of capital stock] (representing approximately 18.4% of the outstanding equity of IMR-India). After giving effect to the IMR- India Purchase (as defined below), the Company will beneficially own ________ shares of [name of capital stock] (representing approximately _____% of the outstanding equity of IMR-India), and the Principal Shareholder will beneficially own no shares of [name of capital stock]. The Company beneficially owns ________ shares of [name of capital stock] (representing approximately 39.5% of the outstanding equity of IMR-UK). All equity shares of IMR-India or IMR-UK beneficially owned by the Company or the Principal Shareholder are owned free and clear of all claims, liens, charges and encumbrances, equities, claims, security interests, voting trusts, restrictions or other defects of title.

                  (d) The condition (financial or otherwise), business, properties, operations, assets, liabilities, results of operations, prospects, business strategy and growth strategy of IMR-UK, either individually or in the aggregate, are not material to the condition (financial or otherwise), business, properties, operations, assets, liabilities, results of operations, prospects, business strategy or growth strategy of the Company. The Registration Statement and the Prospectus contain all statements required to be stated therein regarding IMR-UK, and neither the Registration Statement nor the Prospectus includes any untrue statement of a material fact or omits to state any material fact regarding IMR-UK that is required to be stated therein or necessary to make the statements therein regarding the Company and/or IMR-UK not misleading.

                  (e) The Company and IMR-India are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect. The Company and IMR-India are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective

                                        3
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         businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company or IMR-India. No proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.


                  (f) The Company has an authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus. The issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus. All issued and outstanding shares of capital stock of IMR-India and all issued and outstanding shares of capital stock of IMR-UK beneficially owned by the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor IMR-India has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the stock option, stock bonus and other stock plans or arrangements maintained by the Company and IMR-India, and of the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown in respect of, such plans, arrangements, options and rights.

                  (g) The Common Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. No shareholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such shareholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the transfer and sale of the Common Shares to be sold by the Selling Shareholders or the issuance and sale of the Common Shares to be sold by the Company as contemplated herein.

                  (h) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. Each of this Agreement, the S Corporation Termination, Tax Allocation and Indemnification Agreement, dated as of _________________, 1996 (the "Tax Agreement"), and the respective agreements between the Company and the Principal Shareholder and between the Company and India Magnum Fund N.V. ("India Magnum") whereby the Company has agreed to purchase (the "IMR-India Purchase") the entire equity interests of the Principal Shareholder and India Magnum in IMR-India (collectively, the "IMR-India Purchase Agreements" and, together with the Tax Agreement, the "Ancillary Agreements") have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such agreements, except as enforceability may be limited by general principles of equity, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights. The execution and performance of this Agreement and each of the Ancillary Agreements

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         by the Company and the consummation of the transactions contemplated herein and therein (i) will not violate any provisions of the articles of incorporation or bylaws, or other organizational documents, of the Company or IMR-India, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or IMR-India is a party or by which the Company or IMR-India or any of its respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other United States or foreign governmental body applicable to the Company or IMR-India or any of its respective properties. No consent, approval, authorization or other order of any United States or foreign court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or any of the Ancillary Agreements or the consummation of the transactions herein or therein contemplated, except for compliance with the Act, the blue sky laws applicable to the public offering of the Common Shares by the several Underwriters, the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD") and, with respect to the IMR-India Purchase Agreements, the approval of the Reserve Bank of India [(for which application has been made)].

                  (i) Coopers & Lybrand L.L.P. and Arthur Andersen & Associates, each of whom has expressed its opinion with respect to the financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

                  (j) The consolidated financial statements and schedules of the Company and IMR- India, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and IMR-India as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company and IMR-India for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in subsection 2(g). No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Consolidated Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement.


                  (k) Except as to defaults which individually or in the aggregate would not be material to the Company, neither the Company nor IMR-India is in violation or default of any provision of its articles of incorporation or bylaws, or other organizational documents, or is in breach of or default with respect to any provision of any material agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound. There does not exist any state of facts which constitutes an event of default on the part of the Company or IMR-India as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.


                  (l) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by

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         the Rules and Regulations which have not been described or filed as required. The descriptions of contracts so described in the Prospectus are accurate and complete. All such contracts are in full force and effect on the date hereof. Neither the Company nor IMR-India, nor, to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts.

                  (m) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or IMR-India is or may be a party or of which property owned or leased by the Company or IMR-India is or may be the subject, or related to environmental, intellectual property or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement and the Ancillary Agreements or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and IMR-India. No labor disturbance by the employees of the Company or IMR-India exists or is imminent which might be expected to affect adversely such condition, properties, business, results of operations or prospects. Neither the Company nor IMR-India is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other United States or foreign governmental body.

                  (n) The Company or IMR-India, as the case may be, has good and marketable title to all the properties and assets reflected as owned in the consolidated financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and IMR-India. The Company and IMR-India hold their respective leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

                  (o) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) neither the Company nor IMR-India has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and IMR-India; (ii) neither the Company nor IMR-India has sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and IMR-India are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the reclassification of the Common Stock described in the Registration Statement, upon the sale of the Common Shares hereunder and upon the exercise of options described in the Registration Statement) or indebtedness material to the Company and the IMR-India (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and IMR-India.

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                  (p) Except as disclosed in or specifically contemplated by the
         Prospectus, (i) the Company and IMR-India have sufficient intellectual property rights (including, without limitation, trademarks, trade names, copyrights and licenses), approvals and governmental authorizations to conduct their businesses as now conducted; (ii) the expiration of any intellectual property rights (including, without limitation, trademarks, trade names, copyrights and licenses), approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company or IMR-India; and the Company has no knowledge of any infringement by it or IMR-India of intellectual property rights (including, without limitation, trademarks, trade name rights, patent rights, mask works, copyrights or licenses), trade secret or other similar rights of others, and there is no claim being made against the Company or IMR-India regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement of intellectual property rights which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company and IMR-India. Neither the Company nor IMR-India holds, owns or licenses any patent rights or mask works.

                  (q) The Company has not been advised, and has no reason to believe, that either it or IMR-India is not conducting their respective businesses in compliance with all applicable laws, rules and regulations of the jurisdictions in which either of them is conducting business, including, without limitation, all applicable local, state, (United States and foreign) and federal and foreign environmental, intellectual property and anti-discrimination laws and regulations; except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and IMR- India.


                  (r) The Company and IMR-India have filed all necessary federal, state, local and foreign income and franchise tax returns and have paid all taxes shown as due thereon. The Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or IMR-India which could materially and adversely affect the business, operations or properties of the Company and IMR-India.


                  (s) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


                  (t) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement and the other materials permitted by the Act.


                  (u) Each of the Company and IMR-India maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and IMR-India against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by other comparable companies, all of which insurance is in full force and effect.


                  (v) The Company has filed a registration statement (the "1934 Act Registration Statement") pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to register the Common Stock, which such 1934 Act Registration Statement has been declared effective by the Commission. The Company has filed an application form

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         quotation of the Common Shares on the Nasdaq National Market and has
         received notification that the listing has been approved, subject only to formal notice of issuance.


                  (w) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

                  (x) To the best of the Company's and the Principal Shareholder's knowledge after due inquiry, neither the Company nor IMR-India has at any time during the last five years (i) made any unlawful contribution to any candidate for United States or foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any United States or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States and any other applicable jurisdiction.

                  (y) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

         SECTION 3.  Representations, Warranties and Covenants of the Selling
                     ---------------------------------------------------------
                     Shareholders.
                     ------------


                  (a) Each of the Selling Shareholders severally, and not jointly, represents and warrants to, and agrees with, the several Underwriters that:


                           (i) Such Selling Shareholder has, and on the First
                  Closing Date and the Second Closing Date hereinafter mentioned will have, good and marketable title to the Common Shares proposed to be sold by such Selling Shareholder hereunder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Common Shares hereunder, free and clear of all liens, encumbrances, equities, security interests, voting trusts, restrictions and other adverse claims whatsoever. Upon delivery of and payment for such Common Shares hereunder, the Underwriters will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts, restrictions or other defects of title whatsoever.

                           (ii) Such Selling Shareholder has executed and
                  delivered a Power of Attorney and caused to be executed and delivered on his behalf a Custody Agreement (hereinafter collectively referred to as the "Shareholders Agreement") and in connection herewith such Selling Shareholder further represents, warrants and agrees that such Selling Shareholder has deposited in custody, under the Shareholders Agreement, with the agent named therein (the "Agent") as custodian, certificates in negotiable form for the Common Shares to be sold hereunder by such Selling Shareholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Shareholder agrees that the Common Shares to be sold by such Selling Shareholder on deposit with the Agent are subject to the interests of the Company and the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated, except as provided in this Agreement or in the Shareholders Agreement, by any act of such Selling Shareholder, by operation of law, by the death or incapacity of such Selling Shareholder or by the occurrence of any other event. If the Selling Shareholder should die or become incapacitated, or if any other event should occur, before the delivery of the Common Shares hereunder, the documents evidencing Common Shares then on deposit with the Agent shall be delivered by the Agent in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Agent shall have received notice thereof. This Agreement and the Shareholders Agreement have been duly executed and delivered by or on behalf of such Selling Shareholder and the form of such Shareholders Agreement has been delivered to you.

                           (iii) The performance of this Agreement, the
                  Shareholders Agreement and the Ancillary Agreements to which such Selling Shareholder is a party and the consummation of the transactions contemplated herein and therein will not result in a breach or violation by such Selling Shareholder of any of the terms or provisions of, or constitute a default by such Selling Shareholder under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any of its properties is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Shareholder or any of its properties.

                           (iv) Such Selling Shareholder has not taken and will
                  not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

                           (v) Each Preliminary Prospectus and the Prospectus,
                  insofar as it has related to such Selling Shareholder has conformed in all material respects to the requirements of the Act and the Rules and Regulations and has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Shareholder, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (vi) Such Selling Shareholder is not aware that any
                  of the representations or warranties set forth in Section 2 above is untrue or inaccurate in any material respect.

                  (b) Each of the Selling Shareholders agrees with the Company and the Underwriters not to offer to, directly or indirectly, sell, sell or contract to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for any shares of Common Stock, for a period of 180 days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of Montgomery Securities, which consent may be withheld at the sole discretion of Montgomery Securities.


         SECTION 4. Representations and Warranties of the Underwriters. The
                    --------------------------------------------------
Representatives, on behalf of the several Underwriters, represent and warrant to the Company and to the Selling Shareholders that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering, (ii) with respect to stabilization and overallotment set forth on the inside cover page of the Prospectus, and (iii) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects. The Representatives represent and warrant that they have been authorized by each of the other Underwriters as the Representatives to enter into this Agreement on its behalf and to act for it in the manner herein provided.

         SECTION 5. Purchase, Sale and Delivery of Common Shares. On the basis
                    --------------------------------------------
of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to the Underwriters 2,950,000 of the Firm Common Shares, and (ii) the Selling Shareholders agree, severally and not jointly, to sell to the Underwriters in the respective amounts set forth in Schedule B hereto, an aggregate of 550,000 of the Firm Common Shares. The Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Shareholders, respectively, the number of Firm Common Shares described below. The purchase price per share to be paid by the several Underwriters to the Company and to the Selling Shareholders, respectively, shall be $___ per share.


The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears to 2,950,000 the same proportion as the number of shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Common Shares. The obligation of each Underwriter to the Selling Shareholders shall be to purchase from the Selling Shareholders that number of full shares which (as nearly as practicable, as determined by you) bears to 550,000 the same proportion as the number of shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Common Shares.

Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Montgomery Securities, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed upon by the Company and the Representatives) at such time and date, not later than the third (or, if the Firm Common Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act after 4:30 P.M. Washington D.C. time, the fourth) full business day following the first date that any of the Common Shares are released by you for sale to the public, as you shall designate by at least 24 hours prior notice to the Company (or at such other time and date, not later than one week after such third or fourth full business day, as the case may be, as may be agreed upon by the Company and the Representatives) (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third or fourth, as the case may be, full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company and the Selling Shareholders to you, for the respective accounts of the Underwriters with respect to the Firm Common Shares to be sold by the Company and by the Selling Shareholders against payment by you, for the accounts of the several Underwriters, of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company and to an account designated by the Agent (each such wire transfer shall be in proportion to the number of Firm Common Shares to be sold by the Company and the Selling Shareholders, respectively). The certificate for the Firm Common Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in New York, New York, as may be designated by you. Time share be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.


In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Principal Shareholder hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 525,000 Optional Common Shares at the purchase price per share to be paid for the Firm Common Shares, for use solely in covering any over-allotments made by you for the account of the Underwriters in the sale and distribution of the Firm Common Shares. If the Underwriters exercise such option, the Company and the Principal Shareholder agree to sell to the Underwriters an aggregate of 525,00 Optional Common Shares in the respective amounts set forth in Schedule B attached hereto. If the option granted hereby is exercised in part, the respective number of Optional Common Shares to be sold by the Company and the Principal Shareholder shall be determined on a pro rata basis in the same proportion as (x) the number of Optional Common Shares that the Company or the Principal Shareholder would have sold had the option been exercised in whole bears to (y) the total number of Optional Common Shares that would have been sold had the option been exercised in whole, with such adjustments made by you as are necessary to avoid fractional shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company and the Principal Shareholder setting forth the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The number of Optional Common Shares to be purchased by each Underwriter shall be determined by multiplying the number of Optional Common Shares to be sold by the Company and the Principal Shareholder pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Common Shares (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Optional Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in New York, New York, as may be designated by you. The manner of payment for and delivery of the Optional Common Shares shall be the same as for the Firm Common Shares purchased from the Company and the Selling Shareholders as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company and the Principal Shareholder. If the option is cancelled or expires unexercised in whole or in part, the Company will as soon as practicable deregister under the Act the number of Option Shares as to which the option has not been exercised.


You have advised the Company and the Selling Shareholders that each Underwriter has authorized you to accept delivery of its Common Shares, to make payment and to receipt therefor. You, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in the judgment of the Representatives is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the final Prospectus.


         SECTION 6.  Covenants of the Company.  The Company covenants and agrees
                     ------------------------
                     that:

                  (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any written or oral comments of the Commission or its staff, (ii) of any written or oral request of the Commission or its staff for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as practicable. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

                  (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable the several Underwriters to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

                  (c) Within the time during which a prospectus relating to the Common Shares is, in the opinion of counsel for the Underwriters or counsel for the Company, required under the Act to be delivered in connection with sales by an Underwriter or dealer, the Company will comply with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time are in force, so far as necessary to permit the continuance of sales of or dealings in the Common Stock as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if during such period it is necessary at any time to amend the Registration Statement, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly notify you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement to the Registration

         Statement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case any Underwriter is required to deliver a prospectus after such nine-month period, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

                  (d) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

                  (e) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to you and the Selling Shareholders or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you and the Selling Shareholders may request, for the purposes contemplated by the Act.

                  (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the blue sky laws of such United States and Canadian jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

                  (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request of the Representatives, to each of the other Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the consolidated balance sheet of the Company as of the close of such fiscal year and consolidated statements of income, shareholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and
         (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

                  (h) During the period of 180 days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of Montgomery Securities (which consent may be withheld at the sole discretion of the Montgomery Securities), the Company will not other than pursuant to the exercise of outstanding stock options or the grant or the issuance of options or shares pursuant to stock option plans (which vest or become exercisable after the expiration of such 180-day period) disclosed in the Prospectus, issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security.

                  (i) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

                  (j) The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the blue sky laws of the State of California (and thereby permit market making transactions and secondary trading in the Company's Common Stock in California), will comply with such blue sky laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.


                  (k) The Company will use its best efforts to cause the Common Stock to be admitted for quotation on the Nasdaq National Market.

                  You, on behalf of the Underwriters, may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.


         SECTION 7. Payment of Expenses. Whether or not the transactions
                    -------------------
contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company and, unless otherwise paid by the Company, the Selling Shareholders agree to pay in such proportions as they may agree upon among themselves all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreement, the Underwriters' Questionnaire, the Underwriters' Power of Attorney and the blue sky memorandum,
(vi) all filing fees, attorneys' fees and expenses incurred by the Company or the preliminary and final Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the United States and foreign blue sky laws designated by your pursuant to Section 6(f), (vii) the filing fee of the NASD and the related fees and expenses of counsel to the Underwriters in connection with the NASD's review of the Underwriting arrangements contemplated hereby, and (viii) all other fees, costs and expenses referred to in Item 13 of the

Registration Statement. The Underwriters may deem the Company to be the primary obligor with respect to all costs, fees and expenses to be paid by the Company and by the Selling Shareholders. Except as provided in this Section 7, Section 9 and Section 11 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the blue sky laws, the blue sky memorandum and the NASD's review of underwriting arrangements referred to above). This Section 7 shall not affect any agreements relating to the payment of expenses between the Company and the Selling Shareholders.


The Company will pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) any fees and expenses of counsel for such Selling Shareholders; (ii) any fees and expenses of the Agent; and (iii) all expenses and taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Shareholders to the Underwriters hereunder.

         SECTION 8. Conditions of the Obligations of the Underwriters. The
                    -------------------------------------------------
obligations of the several Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date, if any, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers and the Selling Shareholders made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder, and to the following additional conditions:


                  (a) The Registration Statement shall have become effective not later than 5:00 P.M., (or, in the case of a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares, not later than 10 P.M.), Washington, D.C. Time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Shareholders or you, shall be contemplated by the Commission, and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

                  (b) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company or IMR-India (other than pursuant to the exercise of outstanding options disclosed in the Prospectus or the issuance of options or shares pursuant to stock option plans (which vest or become exercisable after the expiration of the 180-day "lock-up" period described in Section 6(h))) or any material change in the indebtedness (other than in the ordinary course of business) of the Company or IMR-India, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company or IMR-India, which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and IMR-India, (iii) no loss or damage (whether or not insured) to the property of the Company or IMR-India shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company and IMR-India, (iv) no legal or governmental action, suit or proceeding affecting the Company or IMR-India which is material to the Company and IMR-India or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company and IMR-India which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase the Common Shares as contemplated hereby.


                  (c) There shall have been furnished to you, as Representatives of the Underwriters, on each Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:


                  (i) An opinion of Morris, Manning & Martin L.L.P., counsel for the Company and the Selling Shareholders, addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, in the form of Schedule C hereto, to the effect that:

                                    (1) The Company has been duly incorporated
                           and is validly existing as a corporation in good standing under the laws of the State of Florida, is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement;

                                    (2) The authorized, issued and outstanding
                           capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; all necessary and proper corporate proceedings have been taken in order to authorize validly such authorized Common Stock; all outstanding shares of Common Stock (including the Firm Common Shares and any Optional Common Shares) have been duly and validly issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws, were not issued in violation of or subject to any preemptive rights or, to the best of such counsel's knowledge, other rights to subscribe for or purchase any securities and conform to the description thereof contained in the Prospectus; without limiting the foregoing, there are no preemptive or other rights to subscribe for or purchase any of the Common Shares to be sold by the Company hereunder;

                                    (3) The Company beneficially owns ________
                           shares of [name of capital stock] (representing approximately 42.9% of the outstanding equity of IMR-India), and the Principal Shareholder beneficially owns ________ shares of [name of capital stock] (representing approximately 18.4% of the outstanding equity of IMR-India); the Company beneficially owns ________ shares of [name of capital stock] (representing approximately 39.5% of the outstanding equity of IMR-UK); all such equity shares of IMR-India and IMR-UK are owned free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts, restrictions or other defects of title whatsoever;

                                    (4) The certificates evidencing the Common
                           Shares to be delivered hereunder are in due and proper form under Florida law, and when duly countersigned by the Company's transfer agent and registrar and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus;

                                    (5) Except as disclosed in or specifically
                           contemplated by the Prospectus, to the best of such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;


                                    (6) The Registration Statement has become
                           effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);


                                    (7) The 1934 Act Registration Statement has
                           become effective under the Exchange Act.

                                    (8) The Registration Statement as of its
                           effective date, the Prospectus and each amendment or supplement thereto at the time it became effective (except for the consolidated financial statements, schedules, pro forma and other financial and statistical data included therein and in the exhibits to the Registration Statement as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                                    (9) To the best of such counsel's knowledge,
                           there are no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed, as required;

                                    (10) To the best of such counsel's
                           knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened against the Company or IMR-India which are required to be described in the Prospectus which are not described as required;

                                    (11) The statements set forth in the
                           Prospectus under the headings "Risk
                           Factors--Immigration Issues; --Benefits to Principal Selling Shareholder; --Control by Principal Shareholder; --Intellectual Property Rights; --Certain Anti-Takeover Provisions; --Shares Eligible for Future Sale," "Prior S

                           Corporation Status and Distributions," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview; --Affiliate Relationships; --Income Tax Matters; --Net Charge Resulting from S Corporation Termination; --Liquidity and Capital Resources," "Business--Intellectual Property; --Human Resources; --Legal Proceedings; --Facilities," "Management," "Principal and Selling Shareholders," "Certain Transactions," "Description of Capital Stock," "Shares Eligible for Future Sale," and "Underwriting", and Items 14 and 15 of the Registration Statement, insofar as such statements constitute a summary of the terms of legal matters, documents, agreements or other instruments or governmental, regulatory or other legal proceedings, are fair and accurate in all material respects;

                                    (12) The Company has full right, power and
                           authority to enter into this Agreement and each of the Ancillary Agreements and to sell and deliver the Common Shares to be sold by it to the several Underwriters; each of this Agreement and the Ancillary Agreements has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions of this Agreement relating to indemnity or contribution for liabilities arising under the Act, as to which no opinion need be expressed; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement and the Ancillary Agreements by the Company or the consummation of the transactions contemplated herein or therein, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable blue sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters, and the clearance of such offering with the NASD;

                                    (13) The execution and performance of this
                           Agreement and the Ancillary Agreements and the consummation of the transactions contemplated herein and therein will not conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company or IMR-India is a party or by which the Company or IMR-India may be bound or affected which is material to the Company or violate any of the provisions of the articles of incorporation or bylaws, or other organizational documents, of the Company or, so far as is known to such counsel, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or any of its property;

                                    (14) The Company is not in violation or
                           default of any provision of its articles of incorporation or bylaws, or other organizational documents, or to the best of such counsel's knowledge, in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company is a party or by which it or any of its properties may be bound or affected and which is material to the Company, except where such default would not materially adversely affect the Company; and, to the best of such counsel's knowledge, the Company is in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which they are subject, except where noncompliance would not materially adversely affect the Company;

                                    (15) To the best of such counsel's
                           knowledge, no holders of securities of the Company have rights to the registration of shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company or the offering contemplated hereby, except for rights fully satisfied or effectively waived;

                                    (16) To the best of such counsel's
                           knowledge, this Agreement, the Ancillary Agreements and the Shareholders Agreement have been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders party thereto; the Agent has been duly and validly authorized to act as the custodian of the Common Shares to be sold by each such Selling Shareholder; and the performance of this Agreement and the Shareholders Agreement and the consummation of the transactions herein contemplated by the Selling Shareholders will not result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument known to such counsel to which any of the Selling Shareholders is a party or by which any of the Selling Shareholders or any of their properties may be bound, or violate any statute, judgment, decree, order, rule or regulation known to such counsel of any court or governmental body having jurisdiction over any of the Selling Shareholders or any of their properties; and, to the best of such counsel's knowledge, no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement, the Ancillary Agreements or the Shareholders Agreement or the consummation by the Selling Shareholders party thereto of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under the rules of the NASD and applicable blue sky laws;

                                    (17) To the best of such counsel's
                           knowledge, the Selling Shareholders have full right, power and authority to enter into this Agreement and the Shareholders Agreement and to sell, transfer and deliver the Common Shares to be sold on such Closing Date by such Selling Shareholders hereunder and good and marketable title to such Common Shares so sold, free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts, restrictions or other defects of title whatsoever, has been transferred to the Underwriters (whom counsel may assume to be bona fide purchasers) who have purchased such Common Shares hereunder; and

                                    (18) To the best of such counsel's
                           knowledge, this Agreement, the Ancillary Agreements and the Shareholders Agreement are valid and binding agreements of each of the Selling Shareholders in accordance with their respective terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except with respect to those provisions of this Agreement relating to indemnities or contributions for liabilities under the Act, as to which no opinion need be expressed.

                                    (19) Except for the payment of Florida
                           ___________________, no transfer taxes are required to be paid in connection with the sale and delivery of the Common Shares to the Underwriters hereunder.



         In rendering such opinion, such counsel may rely as to matters of local law, on opinions of local counsel, and as to matters of fact, on certificates of the Selling Shareholders and of officers of the Company and of governmental officials, in which case their opinion is to state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion. Such counsel shall also include a statement to the effect that although such counsel has not independently verified the accuracy or completeness of the information in the Registration Statement and Prospectus, they have participated in conferences with representatives of the Company and its counsel and independent accountants, at which the contents of the Registration Statement and Prospectus were discussed at length, nothing has come to such counsel's attention that would lead such counsel to believe that either at the effective date of the Registration Statement or at the applicable Closing Date the Registration Statement or the Prospectus, or any such amendment or supplement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (excluding consolidated financial statements, schedules, pro forma and other financial and statistical data and exhibits contained therein).


                           (ii) An opinion of Nesmith Desai, counsel for
                  IMR-India, addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, in the form of Schedule D hereto, to the effect that:

                                    (1) IMR-India has been duly organized and is
                           validly existing as a limited company in good standing under the laws of India;

                                    (2) IMR-India has ________ [shares] of [type
                           of] stock authorized, ________ of which are issued and outstanding; all necessary and proper corporate proceedings have been taken in order to authorize validly such authorized stock; all outstanding shares of [type of] stock have been duly and validly issued, are fully paid and nonassessable, have been issued in compliance with Indian law, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase any securities;


                                    (3) As of the date of this Agreement, the
                           Company beneficially owns _______ shares of [name of capital stock] (representing approximately 42.9% of the outstanding equity of IMR-India), free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts, restrictions or other defects of title whatsoever;


                                    (4) Each of IMR-India and India Magnum has
                           full right, power and authority to enter into the Ancillary Agreements to which it is a party; each Ancillary Agreement has been duly and validly authorized by all necessary corporate action by IMR-India and India Magnum, as the case may be, has been duly and validly executed and delivered by and on behalf of the IMR-India and India Magnum, as the case may be, and is a valid and binding agreement of IMR-India and India Magnum, as the case may be, enforceable in accordance with its terms; the execution, delivery and performance of each of the Ancillary Agreements and the consummation of the transactions contemplated thereby will not result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument known to such counsel to which IMR- India or India Magnum is a party or by which any of its properties may be bound, or violate any statute, judgment, decree, order, rule or regulation known to such counsel of any court or governmental body having jurisdiction over IMR- India or India Magnum or any of its properties; and, to the best of such counsel's knowledge, no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of the Ancillary Agreements to which it is a party, except for the approval of the Reserve Bank of India [(application of which has made)][(which has been obtained)];

                                    (5) IMR-India has such approvals,
                           authorizations, orders, consents, qualifications, licenses and permits as are necessary to own, lease and operate its respective properties and to conduct its businesses; IMR-India has fulfilled and performed all of its material obligations with respect to such approvals, authorizations, orders, consents, qualifications, licenses and permits and no event has occurred which allows, or after notice or lapse of time would allow, for revocation or termination thereof or results, or would result, in any other material impairment of the rights of the holder of any such approval, authorization, order, consent, qualification, license or permit.

                                    (6) The statements set forth in the
                           Prospectus under the headings "Risk
                           Factors--Dependence on India Offshore Software Development Center; --Intellectual Property Rights," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Affiliate Relationships; --Income Tax Matters; --Liquidity and Capital Resources," "Business--Human Resources; --Intellectual Property Rights,"
                           "Management--Employee Benefit Plans--IMR- India Benefit Plans," "Certain Transactions--IMR-India Transactions," insofar as such statements constitute a summary of the terms of legal matters, documents, agreements or other instruments or governmental, regulatory or other legal proceedings, are fair and accurate in all material respects.

         In rendering such opinion, such counsel may rely as to matters of fact, on certificates of the officers of the Company and of governmental officials, in which case their opinion is to state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion.

                           (iii) An opinion of ____________________, counsel for
                  the Company, addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, in the form of Schedule E hereto, to the effect that:

                                    (1) IMR-UK has been duly organized and is
                            validly existing as a [__________] in good standing
                           under the laws of the United Kingdom.

                           (iv) Such opinion or opinions of Latham & Watkins,
                  counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to such legal matters relating to this Agreement, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

                           (v) A certificate of the Company executed by the
                  chief executive officer and the chief financial or accounting officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that, to the best of such officers' knowledge:

                                    (1) The representations and warranties of
                           the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                                    (2) The Commission has not issued any order
                           preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                                    (3) Each of the respective signers of the
                           certificate has carefully examined the Registration Statement and the Prospectus; in his opinion and to the best of his knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company and the IMR-Affiliates; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                                    (4) Since the initial date on which the
                           Registration Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

                                    (5) Since the respective dates as of which
                           information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Company and IMR-India; and no legal or governmental action, suit or proceeding is pending or threatened against the Company or IMR-India which is material to the Company and IMR-India whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, neither the Company nor IMR-India has entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company or incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to shareholders of record on a date prior to the First Closing Date or Second Closing Date; and

                                    (6) Since the respective dates as of which
                           information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company and IMR-India have not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

                           (vi) On the First Closing Date or the Second Closing
                  Date, as the case may be, a certificate, dated such Closing Date and addressed to you, signed by or on behalf of each of the Selling Shareholders to the effect that the representations and warranties of such Selling Shareholder in this Agreement are true and correct, as if made at and as of the First Closing Date or the Second Closing Date, as the case may be, and such Selling Shareholder has complied with all the agreements and satisfied all the conditions on his part to be performed or satisfied prior to the First Closing Date or the Second Closing Date, as the case may be.

                           (vii) On the date before this Agreement is executed
                  and also on the First Closing Date and the Second Closing Date a letter addressed to you, as Representatives of the Underwriters, from each of Coopers & Lybrand L.L.P. and Arthur Andersen & Associates, the first one to be dated the day before the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance satisfactory to you.

                           (viii) The Ancillary Agreements shall have been
                  executed by all parties thereto and shall be effective.

                           (ix) Pursuant to the IMR-India Purchase, the Company
                  shall have purchased all of the Principal Shareholder's equity interest in IMR-India. The only remaining closing condition to the Company's purchase of all of India Magnum's equity interest in IMR-India shall be the approval of the Reserve Bank of India (application of which has been made); and neither the Company nor India Magnum shall have any right to terminate, discharge or prevent the consummation of the IMR-India Purchase.

                           (x) On or before the First Closing Date, letters from
                  each of the Selling Shareholders, each holder of one percent or more of the Company's Common Stock and each director and officer of the Company, in form and substance satisfactory to you, confirming that for a period of 180 days after the first date that any of the Common Shares are released by you for sale to the public, such person will not directly or indirectly sell or offer to sell or otherwise dispose of any shares of Common Stock (or any right to acquire such shares, including options, warrants or any other securities convertible into or exchangeable for Common Stock), without the prior written consent of Montgomery Securities, which consent may be withheld at the sole discretion of Montgomery Securities.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Latham & Watkins, counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the statements made therein.

If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you as Representatives, to the Company and the Selling Shareholders without liability on the part of any Underwriter, the Company or the Selling Shareholders, except for the expenses to be paid or reimbursed by the Company and by the Selling Shareholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.


         SECTION 9. Reimbursement of Underwriters' Expenses. Notwithstanding any
                    ---------------------------------------
other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 8, or if the sale to the Underwriters of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Shareholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 9,
Section 7 and Section 11 shall at all times be effective and shall apply.


          SECTION 10. Effectiveness of Registration Statement. You, the Company
                      ---------------------------------------
and the Selling Shareholders will use your, its and their respective best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

         SECTION 11.  Indemnification.
                      ---------------

                           (a) The Company and the Principal Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company and the Principal Shareholder), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading (in the case of a Preliminary Prospectus or the Prospectus, in light of the circumstances in which they are made), or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company or the Selling Shareholders contained herein or any failure of the Company or the Selling Shareholders to perform their respective obligations hereunder or under law; and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling (only with the indemnifying party's written approval, as provided above), compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that neither the Company nor the Principal Shareholder will be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (i) in reliance upon and in conformity with the information furnished to the Company pursuant to Section 4 hereof or (ii) with respect to the Underwriter from whom the person asserting the loss, claim, damage or liability purchased securities, made in any Preliminary Prospectus if a copy of the Prospectus (as amended or supplemented, if the Company shall have furnished the Underwriters with such amendments or supplements thereto on a timely basis) was not delivered by or on behalf of any of the Underwriters seeking indemnification, at or prior to the written confirmation of the sale of the Common Shares, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; and provided further that, under this Agreement, the liability of the Principal Shareholder shall not exceed the sum of the aggregate gross proceeds received by the Company and by the Principal Shareholder upon the sale of the Common Shares by the Company and the Principal Shareholder, respectively, to the Underwriters. The Company and the Principal Shareholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible. Notwithstanding the foregoing provisions of this Section 11(a), the Underwriters shall not be entitled to indemnity or contribution from the Principal Selling Stockholder except, until and to the extent that, either: (x) at the time indemnity is sought from the Principal Shareholder, the Company is subject to proceedings pending under Title 11 of the United States Code, or (y) after providing written demand to the Company for indemnity or reimbursement with respect to such losses, claims, damages or liabilities pursuant to this Section 11, the Company fails to provide such indemnification or reimbursement or has provided such indemnification or reimbursement in an amount less than the total indemnity or reimbursement sought.

In addition to their other obligations under this Section 11(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company or the Selling Shareholders herein or failure to perform its obligations hereunder, all as described in this
Section 11(a), it will reimburse in the manner set forth above each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's or the Principal Shareholder's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company or the Principal Shareholder may otherwise have.


                           (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer, Selling Shareholder or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (i) in reliance upon and in conformity with the information furnished to the Company by the Underwriters pursuant to
         Section 4 hereof or (ii) with respect to the Underwriter from whom the person asserting the loss, claim, damage or liability purchased securities, made in any Preliminary Prospectus if a copy of the Prospectus (as amended or supplemented, if the Company shall have furnished the Underwriters with such amendments or supplements thereto on a timely basis) was not delivered by or on behalf of any of the Underwriters to the person asserting the claim or action, if required by law to have been so delivered by the Underwriter seeking indemnification, at or prior to the written confirmation of the sale of the Common Shares and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; and will reimburse the Company, or any such director, officer, Selling Shareholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Shareholder or controlling person in connection with investigating, defending, settling (only with the indemnifying party's written approval, as provided above), compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 11(b), each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b) which relates to information furnished to the Company by the Underwriters pursuant to Section 4 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director, controlling person or Selling Shareholder) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, controlling person or Selling Shareholder) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director, controlling person or Selling Shareholder) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless
         (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the provison to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) and approved by the indemnified parties in the case of paragraph (b), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.


                  (d) If the indemnification provided for in this Section 11 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriters from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Shareholders and the Underwriters in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Shareholders and the Underwriters shall be deemed to be in the same proportion, (x) in the case of the Company and the Selling Shareholders (other than the Principal Shareholder), as the total price paid to the Company and to the Selling Shareholders (other than the Principal Shareholder), respectively, for the Common Shares sold by them to the Underwriters (net of underwriting commissions but before deducting expenses) bears to the total price to the public set forth on the cover page of the Prospectus, (y) in the case of the Principal Shareholder, as the total price paid to the Company and to the Principal Shareholder for the Common Shares sold by them to the Underwriters (net of underwriting commissions but before deducting expenses) bears to the total price to the public set forth on the cover page of the Prospectus, and (z) in the case of the Underwriters as the underwriting commissions received by them bears to the total price to the public set forth on the cover page of the Prospectus. The relative fault of the Company, the Selling Shareholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this Section 11, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 11 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph (c) for purposes of indemnification. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. The Principal Shareholder shall not be required to contribute any amount in excess of the aggregate gross proceeds received by the Company and the Principal Shareholder upon the sale of the Common Shares to the Underwriters. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.


                  (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 11(a) and 11(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 11(a) and 11(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 11(a) and 11(b) hereof.

                  SECTION 12. Default of Underwriters. It shall be a condition
                              -----------------------
to this Agreement and the obligation of the Company and the Selling Shareholders to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Common Shares hereunder on either the First or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except for the expenses to be paid by the Company and the Selling Shareholders pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

In the event that Common Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         SECTION 13. Effective Date. This Agreement shall become effective
                     --------------
immediately as to Sections 7, 9, 11, 14 and 16 and, as to all other provisions,
(i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 2:00 P.M., California time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 2:00 P.M., California time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 13, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of telegrams (i) advising Underwriters that the Common Shares are released for public offering, or (ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

          SECTION 14. Termination. Without limiting the right to terminate this
                      -----------
Agreement pursuant to any other provision hereof:

                  (a) This Agreement may be terminated by the Company by notice to you and the Selling Shareholders or by you by notice to the Company and the Selling Shareholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Shareholders to any Underwriter (except for the expenses to be paid or reimbursed by the Company and the Selling Shareholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company or the Selling Shareholders (except to the extent provided in Section 11 hereof).

                  (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Representatives, to affect adversely the marketability of the Common Shares, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or IMR-India or the transactions contemplated by this Agreement, which in any case, in the reasonable judgment of the Representatives, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this subsection (b) shall without liability on the part of any Underwriter to the Company or the Selling Shareholders or on the part of the Company or the Selling Shareholders to any Underwriter (except for expenses to be paid or reimbursed by the Company and the Selling Shareholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

         SECTION 15. Failure of the Selling Shareholders to Sell and Deliver. If
                     -------------------------------------------------------
one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Shareholders at the First Closing Date under the terms of this Agreement and if the Company is unable to arrange for an equal number of shares to be sold by another Selling Shareholder, then the Underwriters may at their option, by written notice from you to the Company and the Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 7, 9 and 11 hereof, the Company or the Selling Shareholders, or (ii) purchase the shares which the Company and other Selling Shareholders have agreed to sell and deliver in accordance with the terms hereof. In the event of a failure by one or more of the Selling Shareholders to sell and deliver as referred to in this Section, either you or the Company shall have the right to postpone the Closing Date for a period not exceeding seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected.


         SECTION 16. Representations and Indemnities to Survive Delivery. The
                     ---------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Shareholders, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.


         SECTION 17. Notices. All communications hereunder shall be in writing
                     -------
and, if sent to the Representatives shall be mailed, delivered or telegraphed and confirmed to you at 600 Montgomery Street, San Francisco, California 94111,
Attention: __________, with a copy to Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, Attention:
__________________________; and if sent to the Company or the Selling Shareholders shall be mailed, delivered or telegraphed and confirmed to the Company at Information Management Resources, Inc., 26750 U.S. Highway 19 North, Suite 500, Clearwater, Florida 34621, Attention: Satish K. Sanan, with a copy to Morris, Manning & Martin L.L.P., 1600 Atlanta Financial Center, 3343 Peachtree Road, N.W., Atlanta, Georgia 30326, Attention: Oby T. Brewer III. The Company, the Selling Shareholders or you may change the address for receipt of communications hereunder by giving notice to the others.


         SECTION 18. Successors. This Agreement will inure to the benefit of and
                     ----------
be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 12 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

         SECTION 19. Representation of Underwriters. You will act as
                     ------------------------------
Representatives for the several Underwriters in connection with all dealings hereunder, and any action under or in respect of this Agreement taken by you jointly or by Montgomery Securities, as Representatives, will be binding upon all the Underwriters.

         SECTION 20. Partial Unenforceability. The invalidity or
                     ------------------------
unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 21. Applicable Law. This Agreement shall be governed by and
                     --------------
construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

         SECTION 22. General. This Agreement constitutes the entire agreement of
                     -------
the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Shareholders and you.


Any person executing and delivering this Agreement as Attorney-in-fact for the Selling Shareholders represents by so doing that he has been duly appointed as Attorney-in-fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-fact to take such action. Any action taken under this Agreement by any of the Attorneys-in-fact will be binding on all the Selling Shareholders.

                                     * * * *

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the several Underwriters including you, all in accordance with its terms.

                                        Very truly yours,

                                        Information Management Resources, Inc.

                                         By:__________________________
                                                 Satish K. Sanan
                                                 President and
                                                 Chief Executive Officer

                                        Selling Shareholders

                                         By:__________________________
                                                    (Attorney-in-fact)

                                         By:__________________________
                                                    (Attorney-in-fact)

The foregoing Underwriting Agreement is hereby confirmed and accepted by us in San Francisco, California as of the date first above written.

MONTGOMERY SECURITIES
ALEX. BROWN & SONS, INC.

Acting as Representatives of the
several Underwriters named in
the attached Schedule A

By: MONTGOMERY SECURITIES

 By:______________________________
              Partner

                                   SCHEDULE A

                                                            Number of Firm
                                                             Common Shares
Name of Underwriter                                         to be Purchased
-------------------                                         ---------------

Montgomery Securities ...............
Alex. Brown & Sons, Inc..............

                  TOTAL .....................

                                   SCHEDULE B


Name of Selling Shareholder       Number of Firm           Number of Optional
                                 Common Shares to           Common Shares to
                                be Sold by Selling             be sold by
                               Selling Shareholders       Selling Shareholders


           TOTAL ..........

                                   SCHEDULE C

                               Form of Opinion of
                         Morris, Manning & Martin L.L.P.
                           U.S. Counsel to the Company


                            [To be attached prior to
                          execution of this Agreement]

                                   SCHEDULE D


                               Form of Opinion of
                                 Nesmith Desai
                          India Counsel to the Company


                            [To be attached prior to
                          execution of this Agreement]

                                   SCHEDULE E

                               Form of Opinion of

                           ---------------------------
                           U.K. Counsel to the Company


                            [To be attached prior to
                          execution of this Agreement]